1 National Healthcare Properties, Inc. Investor Webcast Presentation (May 9, 2025) First Quarter 2025

Financial Highlights - National Health Properties, Inc. (NHP)

Enterprise Results (First Quarter 2025)

First Quarter Enterprise Sequential Results

	Q1'25	Q4'24	$ Change	% Change
Net Loss Attributable to Common Stockholders	$(5,019)	$(20,437)	$15,418	NM
Funds from Operations (FFO) [1]	$4,116	$4,099	$17	0.4%
Adjusted Funds from Operations (AFFO) [1]	$8,785	$7,925	$860	10.9%
AFFO Per Common Share - Diluted	$0.31	$0.28	$0.03	10.9%

First Quarter Enterprise Year-over-Year Results

	Q1'25	Q1'24	$ Change	% Change
Net Loss Attributable to Common Stockholders	$(5,019)	$(19,000)	$13,981	NM
Funds from Operations (FFO)	$4,116	$908	$3,208	353.3%
Adjusted Funds from Operations (AFFO)	$8,785	$1,506	$7,279	483.3%
AFFO Per Common Share - Diluted	$0.31	$0.05	$0.26	493.0%

Closed Strategic Dispositions (As of May 8, 2025)

	Number of Properties	Disposition Price	Cash Cap Rate[2]	WALT (in years)
2024 Asset Dispositions	15	$118,200	7.6%	n/a
2025 Asset Dispositions	16	$177,454	6.4%	8.5
Total Dispositions	31	$295,654	6.8%	6.8

Portfolio Overview (As of March 31, 2025)

Segments	Number of Properties/ Communities	Leased %[1]	Beds/Units	WALT (in years)
Outpatient Medical Facilities (OMF)	136	90.5%	—	5.8
Senior Housing Operating Properties (SHOP)[4]	45	78.8%	3,939	—
Total	181			

Strategic Disposition Pipeline

	Number of Properties	Disposition Price	Number of OMFs	Number of SHOPs
Under Contract	4	$17,600	3	1
Under LOI	1	$6,300	—	1
Total Pipeline[3]	5	$23,900		

Portfolio Results (First Quarter 2025)

Sequential - Same Store Cash NOI [1]

	Q1'25	Q4'24	$ Change	% Change
SHOP	$10,173	$8,965	$1,208	13.5%
OMF	$19,120	$19,649	$(529)	(2.7%)
Total	$29,293	$28,614	$679	2.4%

Year-over-Year - Same Store Cash NOI

	Q1'25	Q1'24	$ Change	% Change
SHOP	$10,173	$8,622	$1,551	18.0%
OMF	$19,120	$19,562	$(442)	(2.3%)
Total	$29,293	$28,184	$1,109	3.9%

Net Leverage

	Q1'25	Q4'24
Net Debt[1]	$1,010,431	$1,130,212
Annualized Adjusted EBITDA[1]	$104,488	$108,400
Net Debt / Annualized Adjusted EBITDA	**9.7x**	**10.4x**

Note: Figures in thousands unless otherwise stated.

(1) See Appendix for definitions of capitalized terms, including definitions of non-GAAP measures and their reconciliations to the most comparable GAAP measures.
(2) For dispositions, weighted average cash cap rate is calculated as trailing 12-month cash net operating income of the property divided by contract sales price.
(3) There can be no assurance that the contemplated dispositions will lead to completed transactions on their current terms, or at all.
(4) As of March 31, 2025, NHP had 3,939 rentable units in its SHOP segment. The SHOP segment excludes one closed SHOP with 39 rentable units.

2

Portfolio Overview and Results


761 Franciscan Medical - Munster, IN

- High quality OMF portfolio delivered durable Same Store occupancy results
  - Proactive OMF leasing activity with eight lease renewals completed in Q1'25 totaling 25,994 SF at a positive Lease Renewal Rental Spread of 4.3% adding 5.5 years of WALT[1]
- Strong SHOP Same Store occupancy and rental rate growth drove robust Same Store Cash NOI growth
  - Dedicated SHOP management team with over 110 years of collective experience and industry leading operator partner relationships
- Management believes demographic trends will continue to position the SHOP portfolio for organic growth in occupancy and Cash NOI

Portfolio Results - OMF (Same Store)[2]



92.3%
91.6%
$19.6
$19.1
Q4'24
Q1'25



92.6%
91.6%
$19.6
$19.1
Q1'24
Q1'25

Portfolio Results - SHOP (Same Store)



80.9%
81.0%
$9.0
$10.2
Q4'24
Q1'25



76.1%
81.0%
$8.6
$10.2
Q1'24
Q1'25

Cash NOI
Occupancy

(1) See Appendix for definitions of capitalized terms, including definitions of non-GAAP measures and their reconciliations to the most comparable GAAP measures.
(2) Includes one single-tenant OMF property which was recently repositioned from single-tenant to multi-tenant. This property has been re-let in Q2'25 to replace substantially all of the expiring rent and has approximately 40% re-letting upside at market rents approximately 50% higher than expiring rates.

3

4 10.4x 9.7x $108 $104 $1,130 $1,010 Net Debt Ann. Adjusted EBITDA Net Debt/Ann. Adjusted EBITDA Q4'24 Q1'25 Enterprise Results and Leverage 4 Enterprise Results Q1'25 Q4'24 Q1'24 Net Loss Attributable to Common Stockholders $(5,019) $(20,437) $(19,000) FFO $4,116 $4,099 $908 AFFO $8,785 $7,925 $1,506 Net loss per share attributable to common shareholders — Diluted $(0.18) $(0.72) $(0.67) FFO per common share — Diluted $0.14 $0.14 $0.03 AFFO per common share — Diluted $0.31 $0.28 $0.05 Strategic Deleveraging Initiative AFFO per share (diluted) $0.28 $0.31 $0.05 $0.31 Q4'24 Q1'25 Q1'24 Q1'25 Continued execution of deleveraging strategy • Execution of NHP's strategic disposition initiative achieved continued deleveraging of 5% from 10.2x in Q4'24 to 9.7x in Q1'25 and 32% from 14.3x in Q1'24 to Q1'25 • $70.0 million of Q1'25 secured debt paydowns from strategic disposition proceeds with an additional $21.7 million paid off in April 2025 ◦ Payoff of the OMF Warehouse Facility is expected to have an impact of $1.4 million in annual interest expense saving • During Q1'25, completed $168.4 million of strategic dispositions consisting of 12 OMFs at attractive cap rates $ in millions 10.7% 52 0%

5 Internalization and Preparation for Public Listing (1) The expected cost savings related to the elimination of asset management fees and property management fees previously paid to NHP’s former external manager are annualized amounts of such fees paid to the manager for Q3'24. For more information regarding the internalization, refer to NHP's filings with the SEC. There can be no assurance that any of these projected cost savings and benefits related to the internalization will be realized. (2) See Appendix for definitions of capitalized terms. 2024 and Q1 2025 Highlights 5 Strong Portfolio Performance Improved Financial Leverage Promising Strategic Initiatives and Pipeline • Completed internalization of management in 2024, marking a pivotal moment in NHP's evolution ◦ More than $25 million of annualized cost savings estimated to be realized(1) ◦ Internalization fee paid in full as of Q1'25 • Continued preparation for a public listing, corporate credit facility and future equity offerings • High quality OMF portfolio delivered durable Same Store Cash NOI and Same Store Occupancy results ◦ Completed 8 lease renewals in Q1'25 with a WALT of 5.5 years • Strong SHOP Same Store Occupancy and rental rate growth drove robust Same Store Cash NOI growth both quarter-over-quarter and year-over-year • Improved Net Leverage in Q1'25 by 5% quarter-over-quarter from 10.4x to 9.7x • All debt is fixed rate or fixed via swap or cap at an Economic Interest Rate of 5.1%(2) as of March 31, 2025 • Net Debt to Gross Asset Value decreased to 44.6% in Q1'25 from 45.7% in Q4'24 ◦ Decreased outstanding debt by $70.0 million during March 31, 2025 with proceeds from disciplined dispositions ◦ Additional paydown of secured debt of $21.7 million in Q2'25 with an expected impact of reducing annual interest expense by $1.4 million • Completed the sale of 12 assets during Q1'25 for $168.4 million • Completed the sale of four additional assets in Q2'25 for $9.1 million • An additional $23.9 million under letter of intent or contract

OMF Strategic Partners

NHP tenants and partners include some of the top healthcare brands in well-established markets

Strong tenant relationships with leading healthcare institutions such as University of Pittsburgh Medical Center (UPMC), Advocate Aurora Health, Trinity Healthcare, Ascension and Dignity Health with significant footprints throughout the U.S.

	Top Five OMF Tenants	Primary State	Credit Rating[1] (Moody's / S&P / Fitch)	% SLR (As of March 31, 2025)
1	University of Pittsburgh Medical Center (UPMC)	PA	A2 / A / A	13.5%
2	Advocate Aurora Health	WI	Aa3 / AA / AA	7.8%
3	Memorial Health System	OH	B+ (Fitch)	6.7%
4	Franciscan Health	IN	Aa3 / A / AA	4.3%
5	Dignity Health (CommonSpirit Health)	CA	A3 / A- / A-	4.2%

(1) Credit ratings are based upon either tenant, guarantor or parent/ultimate parent.

6

7 Portfolio Performance Outpatient Medical Facilities (OMF) Bowie Gateway Medical Center Bowie, Maryland 7

8 OMF Performance 8 OMF Portfolio Highlights Total OMF Portfolio WALT (in years)(2) 136 Total Properties 27 States 3.7 Million Rentable Square Feet 91.6% Same Store Occupancy 2.3% Average Annual Base Cash Rent Escalations(1) 5.8 Year Weighted Average Remaining Lease Term 4.7 4.5 4.3 6.5 5.8 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 128 Same Store Properties Same Store Cash NOI (in millions) $19.6 $19.4 $19.0 $19.8 $19.1 92.6% 92.9% 93.7% 92.3% 91.6% Cash NOI Occupancy Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Franciscan Physician Network Munster Medical Center Munster, IN (1) Annual base rent escalations increase the cash rent payments due in future periods. Approximately 93% of NHP's OMF leases include such provisions, of which approximately 97% of leases are fixed-rate and 3% are based on the Consumer Price Index. (2) Includes one single-tenant OMF property which was recently repositioned from Single-tenant to multi-tenant. This property has been re-let in Q2'25 to replace substantially all of the expiring rent and has approximately 40% re-letting upside at market rents approximately 50% higher than expiring rates.

9 • Due to the current use as a psychiatric care facility as well as the atypical ownership structure, Landis Memorial Hospital was identified by management to be a non-core, strategic disposition asset • The sale capitalized on the material value added as a result of the 15 years of extended lease term completed in Q4'24 • NHP realized a 9.2% unlevered IRR on the investment over a hold period of approximately 10.5 years • Proceeds from this previously unencumbered disposition were used to repay debt outstanding in April 2025 as management continues its strategic deleveraging initiative 9 Case Study - Landis Memorial Hospital The strategic disposition of Landis Memorial Hospital advanced NHP's OMF repositioning and deleveraging initiatives Acquisition Date September 2014 Purchase Price $42,565,000 Total Rent Collected $36,734,990 Sale Price $54,011,000 Sale Cap Rate 7.2% Unlevered IRR 9.2% 9 Investment Highlights

10 Addington Place of Jupiter Jupiter, FL Portfolio Performance Senior Housing Operating Properties (SHOP) 10

11 • Developed exclusive brands such as Arvum Senior Living with Discovery Senior Living for NHP's SHOP properties • Utilized operators' in-house expertise in sales and marketing, asset management operations and nursing to drive operational efficiency and grow Cash NOI Senior Housing Strategic Partners Strategic partnership with top national senior housing operators and their dedicated in-house teams to deliver strong returns and exceptional services 1111 Ranked #2 2024 ASHA 50 Largest U.S. Seniors Housing Operators 336 properties and 34,729 units Ranked #9 2024 ASHA 50 Largest U.S. Seniors Housing Operators 122 properties and 13,839 units

12 $8.6 $9.2 $9.3 $9.0 $10.2 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 $7.0 $8.0 $9.0 $10.0 (1) See Appendix for definitions of capitalized terms, including definitions of non-GAAP measures and their reconciliations to the most comparable GAAP measures. Senior Housing Performance 12 SHOP Portfolio Highlights 12 States 3,939 Total Available Units 4.9% Same Store YoY Occupancy Growth 18.0% Same Store YoY Cash NOI Growth $5,908 Total SHOP Segment RevPOR(1) 76.1% 77.4% 79.4% 80.9% 81.0% Q1'24 Q2'24 Q3'24 Q4'24 1Q25 Same Store Occupancy 40 Same Store Properties Same Store Cash NOI (in millions) 12 45 Total Properties 13.5%

Senior Housing Key Metrics

Revenue Per Occupied Room Growth



$5,456
$5,572
$5,562
$5,908
Mar'23
Mar'24
Dec'24
Mar'25

- RevPOR increased 6.2% quarter-over-quarter and 6.0% year-over-year to $5,908 in March 2025
- Steadily increasing census since Q1'24 demonstrates robust market demand and limited supply, supporting management's expectation for continued RevPOR growth in future periods

Same Store Cash NOI Margin Expansion



15.3%
17.7%
18.6%
18.2%
18.1%
18.9%
Q1'23
Q1'24
Q2'24
Q3'24
Q4'24
Q1'25

- Quarterly Cash NOI margin for Same-Store properties expanded 80bp vs. prior quarter and 120bp vs. prior year
- Margin expansion is driven by several factors, including:
  - Annual lease escalations
  - Continued occupancy improvement
  - Effective expense management
  - Decreasing average unit turn cost (*-50% year-over-year improvement*)

13

14 Case Study - Addington Place of Des Moines 1414 Strong SHOP occupancy and NOI growth driven by favorable demographic trends of aging and wealthy population, innovative management and strategic partnership with leading operator 14 Addington Place of Des Moines Operated by: Discovery Senior Living Type: Assisted living and memory care Capacity: 74 units Location: Urban area with a growing aging population Demographics of Des Moines, IA: ~12.5% of population over age of 65 and growing The Differentiated NHP SHOP Management Process • Dedicated and innovative SHOP management team with over 110 years of collective experience • Strategically changed operator in 2023 and partnered to improve sales and market strategy, asset management operations and nursing • Co-developed exclusive brand of Avrum Senior Living for this and other properties Results • 33.8% census improvement: 41.9 % occupancy (January 2024) vs. 75.7% occupancy (March 2025) • YoY Increase revenue by $350K • Increased NOI by $170K (49% NOI margin) • Significant increase in resident retention and staff stability = lower unit turnover cost and labor expenses

15 Addington Place of Stuart Stuart, FL Strategic Initiatives 15

16 16 Disposition Properties Expected Closing # of Properties Disposition Price ($ mm) Wtd. Avg. Lease Term Remaining Mesa, AZ (OMF) Closed Q1'25 1 $6.0 3.3 Multi-State 10-Property Portfolio (OMF) Closed Q1'25 10 $108.4 4.0 Harrisburg, PA (OMF) Closed Q1'25 1 $54.0 16.7 Oklahoma City, OK (OMF) Closed Q2'25 1 $5.0 3.0 Collinsville, IL & Roswell, GA (SHOP) Closed Q2'25 2 $3.5 N/A Cudahy, WI (SHOP) Closed Q2'25 1 $0.6 N/A Total Closed as of 5/8/2025 16 $177.5 8.5 Total Under Contract(1) Q2'25 4 $17.6 2.5 Total Under LOI(1) Q2'25 1 $6.3 N/A Total Pipeline 5 $23.9 2.5 Total Closed and Pipeline 21 $201.4 7.8 Strategic Disposition Initiative Update 16 Note: Data as of May 8, 2025 (1) Assumes signed contracts for sale and letters of intent lead to definitive sales on the terms contemplated therein, but there can be no assurance that the contemplated dispositions will lead to completed transactions on their current terms, or at all. 16

17 FOC Clinical OMF Mechanicsburg, Pennsylvania Capitalization 17

18 14.6x 12.5x 13.7x 10.4x 9.7x Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 0.0x 3.0x 6.0x 9.0x 12.0x 15.0x 18.0x Net Debt / Annualized Adjusted EBITDADebt Capitalization ($mm) Q1'25 Mortgage Notes Payable $721 Fannie Mae Master Credit Facilities 339 Capital One OMF Warehouse Facility(3) 22 Total Debt $361 Economic Interest Rate(1) 5.1% Key Capitalization Metrics ($mm) Q1'25 Net Debt $1,130 Cash and Cash Equivalents $21.7 Net Debt to Gross Asset Value(1) 44.6% $5.0 $5.0 $590.8 $0.9 $97.0 $1.0 $290.4 $91.8 Repaid year-to-date April 2025 Debt 2025 Q1'26- Q3'26 Q4'26 '27 '28 '29 Thereafter Maturity Scheduled Debt Maturities (2)(3) Capitalization Highlights $ in Millions Note: Metrics as of and for the three months ended March 31, 2025 (1) See Definitions in the Appendix: Financial Definitions for a full descriptions. (2) $91.8 million includes $70.1 million of paydowns made in Q1'25 and $21.7 million payoff of OMF Warehouse Facility in April 2025. (3) Payoff of the OMF Warehouse Facility expected to have an impact of reducing annual interest expense by $1.4 million. • $427.0 million of unencumbered assets as of March 31, 2025 with an additional $33.2 million which was unencumbered through debt payoff in April 2025 • Approximately $590.8 million of debt maturing in Q4'26 as a result of $91.8 million repaid year-to-date through April 2025. 18

19 Leadership Team Estate at Hyde Park Tampa, Florida 19

20 Leadership - Senior Management Team Trent Taylor • Senior Vice President, Asset Management • Extensive experience in healthcare real estate asset management, development, transactions and leasing • MS in Real Estate from New York University and BA in Accounting & Finance from University of Central Florida Scott Lappetito • Chief Financial Officer and Treasurer since December 2021 and previously served as chief accounting officer and controller • Previous accounting and finance roles with Citigroup and PwC • B.S. in accounting from Pennsylvania State University and M.B.A. from Villanova University • Certified public accountant in the State of New York Michael Anderson • Chief Executive Officer and President since September 2023 and member of Board of Directors since September 2024 • Led over $10 billion in real estate, equity/debt, M&A and other corporate transactions during professional career • Extensive operational and legal experience in managing multiple public REITs at AR Global and Bellevue Capital Boris Korotkin • Executive Vice President, Capital Markets and Corporate Strategy • Extensive experience in commercial real estate financing and responsible for leading all debt capital market transactions Lindsay Gordon • Senior Vice President, Head of Senior Housing • Extensive experience in senior housing in sales and operations at the community, regional and corporate level • Leads the dedicated SHOP team at NHP Highly Accomplished Senior Management Team 20 Michael Farinawicz • Senior Vice President, Corporate Finance and Investor Relations • Former Vice President, Treasury & Capital Markets at Healthpeak Properties, Inc. and Vice President, Finance & Investor Relations at Physicians Realty Trust

21 Leadership - Board of Directors Leslie D. Michelson, Non-Executive Chair of the Board of Directors, Chair of Audit Committee • Currently serves as lead independent director of Franklin BSP Capital Corporation and independent director of Global Net Lease, Franklin BSP Private Credit Fund and Franklin BSP Real Estate Debt BDC • Currently serves as executive chairman of Private Health Management, where he previously served as Chief Executive Officer • Served as Vice Chairman and Chief Executive Officer of Prostate Cancer Foundation 21 Elizabeth K. Tuppeny, Chair of Nominating and Corporate Governance Committee and Compensation Committee • Chief Executive Officer and founder of Domus, Inc. since 1993 • Over 30 years of experience in the branding and advertising industries, with a focus on Fortune 500 companies • Currently serves as lead independent director of Franklin BSP Realty Trust, Inc. and independent director of American Strategic Investment Co. Gov. Edward Rendell, Independent Director • Currently serves as independent director of Global Net Lease • Previously served as the 45th Governor of the Commonwealth of Pennsylvania and as the Mayor of Philadelphia • Previously served as independent director of The Necessity Retail REIT, Inc., Franklin BSP Lending Corporation and Franklin BSP Capital Corporation The Honorable B.J. Penn, Independent Director • Served as the Acting Secretary of the Navy and led the United States Navy and Marine Corps • Served as president of Penn Construction Group and president and chief executive officer of Genesis IV, LLC • Currently serves as chairman of the board of directors of Spectra Systems Corporation, a trustee emeritus at George Washington University and serves on boards of National Trust for the Humanities and Naval Historic Foundation Edward M. Weil, Jr., Director • Chief Executive Officer, President & Director of Global Net Lease and founding partner of AR Global • Previously served as Chief Executive Officer of The Necessity Retail REIT and served in leadership roles at multiple other public REITs and companies • Served as President of the Board of Directors of the Real Estate Investment Securities Association Seasoned and Distinguished Board of Director Members (1) (1) Michael Anderson is also a member of the Board of Directors. Refer to the "Leadership - Senior Management Team" section for his biography. 21

22 Disclaimer References in this presentation to the “NHP,” “we,” “us” and “our” refer to National Healthcare Properties, Inc. and its consolidated subsidiaries. This presentation contains “forward-looking statements,” as that term is defined under Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of NHP and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,”, “projects,” “potential,” “predicts,” “intends,” “would,” “could,” “should” or similar expressions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements. NHP believes these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and NHP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of NHP's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisitions by NHP are subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the additional risks and uncertainties, although not all risks and uncertainties, that could cause NHP's actual results to differ materially from those presented in its forward-looking statements are set forth in the section titled Risk Factors of NHP’s Annual Report on Form 10-K for the year ended December 31, 2024 and all other filings with the SEC after that date. This presentation also includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to NHP and other factors described in the section titled Risk Factors of NHP’s Annual Report on Form 10-K for the year ended December 31, 2024 and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. Unless otherwise indicated herein, the financial results and other information included in this presentation are based on the financial results and information disclosed in NHP's Form 10-K for the year ended December 31, 2024 and Form 10-Q for the quarter ended March 31, 2025. 2222

23 Appendix: Financial Definitions 2323

24 Appendix: Financial Definitions Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including funds from operations (“FFO”), adjusted funds from operations (“AFFO”), Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), net operating income (“NOI”), cash net operating income (“Cash NOI”) and same store NOI / Cash NOI. While NOI, Cash NOI and same store NOI / Cash NOI are property-level measures, FFO and AFFO are based on total NHP performance and therefore reflect the impact of other items not specifically associated with NOI, Cash NOI and same store NOI / Cash NOI, such as interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI and FFO, as defined herein, do not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. These non-GAAP measures of NHP's financial performance should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with generally accepted accounting principles in the U.S. (“GAAP”) and it should not be construed as an inference that NHP's future results will be unaffected by unusual or non-recurring items. Reconciliations of these non- GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), are provided below. Caution on the Use of Non-GAAP Measures FFO, AFFO, EBITDA, Adjusted EBITDA, NOI, Cash NOI and same store NOI / Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating NHP's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“Nareit”) definition (as NHP does), or may interpret the current Nareit definition differently than NHP does, or may calculate FFO or AFFO differently than NHP does. Consequently, NHP's presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs. NHP considers FFO and AFFO useful indicators of its performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in NHP's peer group. 2424

25 Appendix: Financial Definitions Caution on the Use of Non-GAAP Measures (continued) As a result, NHP believes that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of its operating performance including relative to its peers and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of NHP's operating performance excluding these activities, as they exclude certain costs that have a negative effect on NHP's operating performance during the periods in which these costs are incurred. The historical accounting convention used for real estate requires straight-line depreciation of buildings and improvements, and straight- line amortization of intangibles, which implies that the value of real estate diminishes predictably over time. NHP believes that, because real-estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed as any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, NHP believes that the use of FFO and AFFO, which exclude the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of its performance to investors and to management, and, when compared year-over-year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income or loss as determined under GAAP. Funds from Operations Due to certain unique operating characteristics of real estate companies, as discussed above, Nareit, an industry trade group, has promulgated a measure known as FFO, which NHP believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP. NHP calculates FFO, a non-GAAP measure, consistent with the standards established over time by Nareit. Nareit defines FFO as net income or loss (computed in accordance with GAAP), adjusted for (i) real estate-related depreciation and amortization, (ii) impairment charges on depreciable real property, (iii) gains or losses from sales of depreciable real property and (iv) similar adjustments for non- controlling interests and unconsolidated entities. 2525

26 Appendix: Financial Definitions Adjusted Funds from Operations NHP also believes that AFFO is a meaningful supplemental non-GAAP measure of its operating results. NHP calculates AFFO by further adjusting FFO to reflect the performance of its portfolio for items it believes are not directly attributable to its operations. NHP believes that AFFO is a beneficial indicator of its ongoing portfolio performance and isolates the financial results of its operations. NHP's adjustments to FFO to arrive at AFFO include removing the impacts of (i) acquisition and transaction related costs (including certain expenses directly related to its recent internalization and the reverse stock-split), (ii) amortization of market-lease intangible assets and liabilities, (iii) adjustments for straight-line rent, (iv) termination fees to related parties, (v) equity-based compensation expense, (vi) depreciation and amortization related to non-real estate related assets, (vii) mark-to-market gains and losses from its non-designated derivatives, (viii) non-cash components of interest expense, (ix) casualty-related charges, (x) gains or losses on extinguishment of debt and (xi) similar adjustments for non-controlling interests and unconsolidated entities. NHP believes that AFFO is a recognized measure of sustainable operating performance by the REIT industry and is useful in comparing the sustainability of NHP's operating performance with the sustainability of the operating performance of other real estate companies. Earnings before Interest, Taxes, Depreciation and Amortization and Adjusted Earnings before Interest, Taxes, Depreciation and Amortization NHP believes that EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization is an appropriate measure of its ability to incur and service debt. NHP also believes that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction related costs, termination fees to related parties, interest and other income, amortization of market-lease intangible assets and liabilities, and other non-cash items including equity-based compensation, impairment charges, casualty-related charges, gains and losses on sale of real estate investments, gains or losses on extinguishment of debt and gains and losses on derivative investments is an appropriate measure of NHP's ability to incur and service debt. Both EBITDA and Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of NHP's liquidity or as an alternative to net income (loss) as an indicator of its operating activities. Other REITs may calculate EBITDA and Adjusted EBITDA differently and NHP's calculation should not be compared to that of other REITs. 2626

27 Appendix: Financial Definitions Net Operating Income Net Operating Income (“NOI”) is a non-GAAP financial measure equal to total revenues from tenants, less property operating costs. NHP evaluates the performance of the combined properties in each segment based NOI. As such, this excludes all other items of expense and income included in the financial statements in calculating net loss. NHP uses NOI to assess and compare property level performance and to make decisions concerning the operation of the properties. NHP believes that NOI is useful as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net loss. Cash Net Operating Income Cash Net Operating Income (“Cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of NHP's properties. NHP defines Cash NOI as NOI excluding net amortization of above/below market lease and lease intangibles and straight-line rent adjustments that are included in GAAP revenue from tenants and property operating and maintenance. NHP believes that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of NHP's properties and it allows for comparison of its operating performance between periods and to other REITs. Same Store NOI or Cash NOI Same Store (as defined below) NOI or Cash NOI are non-GAAP financial measures that are intended to reflect the performance of NHP's properties using a consistent population which controls for changes in the composition of its portfolio. NHP believes that Same-Store NOI or Cash NOI are helpful measures that both investors and management can use to evaluate the current financial performance of NHP's properties and it allows for comparison of its operating performance between periods and to other REITs. Cash Paid for Interest Cash Paid for Interest is calculated based on interest expense net of the non-cash portion of interest expense, such as amortization of mortgage discounts and premiums. NHP believes that Cash Paid for Interest provides useful information to investors to assess its overall solvency and financial flexibility. Cash NOI Margin: For the SHOP segment, Cash NOI divided by revenue from tenants excluding net amortization of above/below market lease and lease intangibles. 2727

28 Appendix: Financial Definitions Annualized Straight-Line Base Rent: Represents the total contractual base rents on a straight-line basis to be received throughout the duration of the lease currently in place expressed as a per annum value. Includes adjustments for non-cash portions of rent. Cash Rent: Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter. Economic Interest Rate: Includes the economic impact of all hedging instruments. Initial Capital Expenditures / Acquisitions: Includes costs incurred to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership. Lease Renewal Rental Spread: Percentage change from prior lease annualized straight-line rent to renewal lease annualized straight-line rent. Net Debt: Total gross debt less cash and cash equivalents. Net Debt to Annualized Adjusted EBITDA or Net Leverage: Net Debt divided by Annualized Adjusted EBITDA (annualized based on Adjusted EBITDA for the quarter multiplied by four). Net Debt to Gross Asset Value: “Net Debt” as defined above divided by the total real estate investments, at cost, net of gross market lease intangibles. Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to NHP's day-to-day operations and/or are scheduled to be sold (with executed letters of intent or purchase and sale agreements). Occupancy or Leased %: Occupancy for the OMF segment is presented as of the end of the period shown; occupancy for the SHOP segment is presented for the duration of the period shown. Recurring Capital Expenditures: Includes costs incurred to maintain the properties in current market condition and generally are recurring in nature. Revenue Enhancing Capital Expenditures: Includes costs incurred that are expected to result in additional revenue upon re-leasing the space. RevPOR: Revenue per occupied room for the SHOP segment. RevPOR is calculated as total revenue generated by occupied rooms divided by the number of occupied rooms. Same Store: NHP defines “same store” as operational properties owned for the full period in both comparison periods and that are not otherwise excluded. Properties are excluded from same store if they are (i) Non-Core Properties (as defined above), (ii) sold, classified as held for sale, or classified as discontinued operations in accordance with GAAP; or (iii) impacted by materially disrupted events. Refer to the reconciliation of Same Store properties below. Metrics calculated based on Same Store properties may have different adjustments compared to NHP's filings elsewhere. Weighted-Average Remaining Lease Term or WALT: Weighted based on square feet. 2828

29 Appendix: Non-GAAP Reconciliations 2929

Non-GAAP Reconciliations

Amounts in thousands, except per share data	Three Months Ended March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
OMFs:					
Revenue from tenants	$30,635	$33,744	$34,303	$34,671	$34,599
Property operating and maintenance	11,169	9,118	10,656	9,727	9,700
OMF Segment Net Operating Income[(1)]	**$19,466**	**$24,626**	**$23,647**	**$24,944**	**$24,899**
SHOPs:					
Revenue from tenants	$55,808	$53,994	$54,637	$54,146	$53,700
Property operating and maintenance	46,371	45,473	45,751	45,278	45,445
SHOP Segment Net Operating Income[(1)]	**$9,437**	**$8,521**	**$8,886**	**$8,868**	**$8,255**
Net Operating Income (NOI)[(1)]	**$28,903**	**$33,147**	**$32,533**	**$33,812**	**$33,154**
Impairment charges	(11,899)	(13,383)	(8,829)	(2,409)	(260)
Operating fees to related parties	—	(22)	(6,391)	(6,424)	(6,366)
Termination fees to related parties	—	—	(8,409)	(98,241)	—
Acquisition and transaction related	(51)	(2,263)	(5,187)	(357)	(142)
General and administrative	(5,212)	(5,806)	(5,502)	(4,668)	(6,768)
Depreciation and amortization	(23,706)	(20,681)	(20,720)	(21,928)	(20,738)
Gain (loss) on sale of real estate investments	24,989	7,953	1,579	(225)	—
Interest expense	(14,529)	(17,305)	(18,007)	(17,752)	(16,383)
Interest and other income (income)	(15)	(26)	548	457	72
Gain (loss) on non-designated derivatives	(1)	1,095	(2,384)	882	1,951
Gain (loss) on extinguishment of debt	—	392	—	—	—
Income tax (expense) benefit	6	(127)	—	(65)	(70)
Net loss attributable to non-controlling interests	(54)	38	77	452	—
Preferred Stock dividends	(3,450)	(3,449)	(3,450)	(3,450)	(3,450)
Net loss attributable to common stockholders (in accordance with GAAP)	**$ (5,019)**	**$ (20,437)**	**$ (44,142)**	**$ (119,916)**	**$ (19,000)**
Basic and Diluted Loss Per Share:					
Net loss per share attributable to common stockholders — Basic and Diluted[(2)]	$ (0.18)	$ (0.72)	$ (1.56)	$ (4.24)	$ (0.67)
Weighted-average shares outstanding — Basic and Diluted[(2)]	28,296,439	28,296,439	28,291,594	28,296,439	28,287,140

(1) See Appendix: Financial Definitions for a full description.
(2) Retroactively adjusted for the effects of the stock dividends.

30

Non-GAAP Reconciliations

Amounts in thousands, except per share data	Three Months Ended March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net loss attributable to common stockholders (in accordance with GAAP)	$ (5,019)	$ (20,437)	$ (44,142)	$ (119,916)	$ (19,000)
Depreciation and amortization on real estate assets	22,281	19,287	19,293	20,903	19,748
Impairment charges	11,899	13,383	8,829	2,409	260
(Gain) loss on sale of real estate	(24,989)	(7,953)	(1,579)	225	—
Adjustments for non-controlling interests[1]	(56)	(181)	(64)	(120)	(101)
FFO (as defined by NAREIT) attributable to common stockholders[7]	**4,116**	**4,099**	**(17,663)**	**(96,499)**	**908**
Amoritzation (accretion) of market lease and other intangibles, net	2,331	(606)	(134)	(228)	(460)
Straight-line rent adjustments	(1,023)	(434)	(458)	(90)	188
Acquisition and transaction related[2]	51	2,263	5,187	357	142
Termination fees to related parties[3]	—	—	8,409	98,241	—
Equity-based compensation	—	—	153	230	230
Depreciation and amortization on non-real estate assets	1,425	1,394	1,427	1,025	990
Mark-to-market (gains)/losses from derivatives[4]	931	310	4,224	910	(178)
Gain on extinguishment of debt	—	(392)	—	—	—
Casualty-related charges[5]	115	412	2	17	58
Non-cash components of interest expense[6]	858	879	880	862	(374)
Adjustments for non-controlling interests[1]	(19)	—	(91)	(451)	2
Adjusted funds from operations (AFFO) attributable to common stockholders	**$8,785**	**$7,925**	**$1,936**	**$4,374**	**$1,506**
Percentage increase Q1'25 vs Q1'24	**483.3 %**				
Percentage increase Q1'25 vs Q4'24	**10.9 %**				
Weighted-average shares outstanding — Diluted	28,530,465	28,530,464	28,525,620	28,543,571	28,534,269
Net loss per share attributable to common shareholders — Diluted[7]	**$ (0.18)**	**$ (0.72)**	**$ (1.55)**	**$ (4.20)**	**$ (0.67)**
FFO per common share — Diluted[7]	**$ 0.14**	**$ 0.14**	**$ (0.62)**	**$ (3.38)**	**$ 0.03**
AFFO per common share — Diluted[7]	**$ 0.31**	**$ 0.28**	**$ 0.07**	**$ 0.15**	**$ 0.05**

(1) Represents the portion of the adjustments allocable to non-controlling interests.
(2) Includes certain advisory, legal, accounting, information technology, tax and other professional expenses and other non-recurring employee transition expenses of $4.8 million for the year ended December 31, 2024 that were directly related to NHP's internalization and the reverse stock split. NHP does not consider these expenses to be indicative of its performance given their unique and non-recurring nature.
(3) Represents the closing payments paid in connection with NHP's internalization. NHP does not consider such payments to be indicative of its performance given its unique and non-recurring nature.
(4) Presented as total gains or losses from NHP's non-designated derivatives net of cash received.
(5) Includes labor, supplies and evacuation expenses from natural disasters not covered by insurance.
(6) Non-cash components of interest expense include (i) deferred financing cost amortization, (ii) mortgage discount and premium amortization and (iii) amortized gains or losses from terminated hedging instruments.
(7) Retroactively adjusted for the effects of the stock dividends.

31

Non-GAAP Reconciliations

Amounts in thousands	Three Months Ended March 30, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 30, 2024
Net loss (in accordance with GAAP)	**$ (1,515)**	**$ (17,025)**	**$ (40,771)**	**$ (116,918)**	**$ (15,549)**
Interest expense	14,529	17,305	18,007	17,752	16,383
Income tax expense	(6)	127	—	65	70
Depreciation and amortization	23,706	20,681	20,720	21,928	20,738
EBITDA[1]	**36,714**	**21,088**	**(2,044)**	**(77,173)**	**21,642**
Acquisition and transaction related	51	2,263	5,187	357	142
Termination fees to related parties	—	—	8,409	98,241	—
Equity-based compensation	—	—	153	230	230
Impairment charges	11,899	13,383	8,829	2,409	260
(Gain)/loss on sale of real estate investments	(24,989)	(7,953)	(1,579)	225	—
(Gain)/loss on non-designated derivatives	1	(1,095)	2,384	(882)	(1,951)
Gain on extinguishment of debt	—	(392)	—	—	—
Amortization (accretion) of market lease and other intangibles, net	2,331	(606)	(135)	(228)	(460)
Casualty-related charges	115	412	2	17	58
Adjusted EBITDA[1]	**26,122**	**27,100**	**21,206**	**23,196**	**19,921**
Operating fees to related parties	—	22	6,391	6,424	6,366
General and administrative	5,212	5,806	5,349	4,438	6,538
Interest and Other income	15	25	(546)	(457)	(73)
Amortization (accretion) of market lease and other intangibles, net	(2,331)	606	135	228	460
Casualty-related charges	(115)	(412)	(2)	(17)	(58)
NOI[1]	**28,903**	**33,147**	**32,533**	**33,812**	**33,154**
Adjustments for straight-line rent	(1,021)	(435)	(458)	(90)	188
Accretion of market lease and other intangibles, net	2,331	(605)	(133)	(228)	(456)
Cash NOI[1]	**$ 30,213**	**$ 32,107**	**$ 31,942**	**$ 33,494**	**$ 32,886**
Net Debt[1]	**1,010,431**	**1,130,212**	**1,158,801**	**$ 1,163,935**	**$ 1,159,501**
Net Debt to Annualized Adjusted EBITDA[1]	**9.7x**	**10.4x**	**13.7x**	**12.5x**	**14.6x**
Interest expense	(14,529)	(17,305)	(18,007)	(17,752)	(16,383)
Non-Cash components of interest expense[2]	1,788	1,636	2,719	2,654	1,400
Total Cash paid for interest[1]	**$ (12,741)**	**$ (15,669)**	**$ (15,288)**	**$ (15,098)**	**$ (14,983)**

(1) See Appendix: Financial Definitions for a full description.
(2) Non-cash components of interest expense include (i) deferred financing cost amortization, (ii) mortgage discount and premium amortization and (iii) amortized gains or losses from terminated hedging instruments.

32

33 Total & Same Store Property Reconciliation (1) See Appendix: Financial Definitions for a full description. 33 OMF SHOP Total Properties as of December 31, 2024 148 45 Acquisitions — — Dispositions (12) — Total Properties as of March 31, 2025 136 45 Total Properties as of March 31, 2025 136 45 Non-Core Properties(1) (4) (5) Acquisitions — — Dispositions (4) — Same Store Properties as of March 31, 2025 128 40 33

34 Three Months Ended $ in thousands March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 OMF Segment - Revenue from tenants $ 30,635 $ 33,744 $ 34,303 $ 34,671 $ 34,599 OMF Segment - Property operating and maintenance (11,169) (9,118) (10,656) (9,727) (9,700) OMF Segment Net Operating Income $ 19,466 $ 24,626 $ 23,647 $ 24,944 $ 24,899 Straight line rent adjustments (1,021) (434) (456) (88) 190 Accretion of market lease and other intangibles, net 2,335 (544) (135) (227) (459) OMF Segment Cash NOI $ 20,780 $ 23,648 $ 23,056 $ 24,629 $ 24,630 Acquisitions (244) (245) (234) (236) (101) Dispositions (1,102) (3,429) (3,570) (4,730) (4,671) Non-Core Properties(1) (314) (325) (231) (302) (296) OMF Segment Same Store Cash NOI $ 19,120 $ 19,649 $ 19,021 $ 19,361 $ 19,562 Percentage increase Q1'25 vs Q4'24 (2.7) % Percentage increase Q1'25 vs Q1'24 (2.3) % Non-GAAP Reconciliations (1) See Appendix: Financial Definitions for a full description. 3434

35 Non-GAAP Reconciliations (1) See Appendix: Financial Definitions for a full description. 35 Three Months Ended $ in thousands March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 SHOP Segment - Revenue from tenants $ 55,808 $ 53,994 $ 54,637 $ 54,145 $ 53,701 SHOP Segment - Property operating and maintenance (46,371) (45,472) (45,751) (45,279) (45,445) SHOP Segment Net Operating Income $ 9,437 $ 8,522 $ 8,886 $ 8,866 $ 8,256 SHOP Segment Cash NOI $ 9,433 $ 8,459 $ 8,886 $ — $ 8,866 $ — $ 8,256 Acquisitions — — — — — Dispositions 97 (2) (292) (130) 39 Non-Core Properties(1) 643 508 675 508 327 SHOP Segment Same Store Cash NOI $ 10,173 $ 8,965 $ 9,269 $ 9,244 $ 8,622 Percentage increase Q1'25 vs Q4'24 13.5 % Percentage increase Q1'25 vs Q1'24 18.0% 35

36 Non-GAAP Reconciliations (1) See Appendix: Financial Definitions for a full description. 36 $ in thousands Three Months Ended March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 OMF Revenue Total Portfolio $ 30,635 $ 33,744 $ 34,303 $ 34,671 $ 34,599 Acquisitions (298) (298) (301) (298) (127) Dispositions (1,790) (5,568) (5,475) (6,529) (6,519) Non-Core Properties(1) (657) (626) (601) (609) (590) Same Store OMF Revenue $ 27,890 $ 27,252 $ 27,926 $ 27,235 $ 27,363 Percentage increase Q1'25 vs Q4'24 2.3 % Percentage increase Q1'25 vs. Q1'24 1.9 % SHOP Revenue Total Portfolio $ 55,808 $ 53,994 $ 54,637 $ 54,145 $ 53,701 Acquisitions — — — — — Dispositions — (152) (1,906) (2,667) (2,726) Non-Core Properties(1) (1,300) (1,863) (1,755) (1,811) (1,993) Same Store SHOP Revenue $ 54,508 $ 51,979 $ 50,976 $ 49,667 $ 48,982 Percentage increase Q1'25 vs Q4'24 4.9 % Percentage increase Q1'25 vs. Q1'24 11.3 % Total Portfolio $ 86,443 $ 87,738 $ 88,940 $ 88,816 $ 88,300 Acquisitions (298) (298) (301) (298) (127) Dispositions (1,790) (5,720) (7,381) (9,196) (9,245) Non-Core Properties(1) (1,957) (2,489) (2,356) (2,420) (2,583) Same Store Portfolio Revenue $ 82,398 $ 79,231 $ 78,902 $ 76,902 $ 76,345 36

373 Q1 2025 2024 (Amounts in thousands) OMF SHOP Total OMF SHOP Total Recurring Capital Expenditures (1) 1,034 1,666 2,700 4,901 7,983 12,884 Tenant Improvements 2,083 — 2,083 3,437 — 3,437 Leasing Commissions 1,564 692 2,256 8,618 2,648 11,265 Recurring Capital Expenditures and Leasing Commissions $ 4,681 $ 2,358 $ 7,039 $ 16,956 $ 10,631 $ 27,586 Initial Capital Expenditures / Acquisitions (1) — — — 603 — 603 Casualty Related (2) — — — — 25 25 Revenue Enhancing Capital Expenditures (1) 1,119 133 1,252 630 4,932 5,562 Total Capital Expenditures and Leasing Commissions $ 5,800 $ 2,491 $ 8,291 $ 18,189 $ 15,588 $ 33,776 Capital Expenditures 37 (1) See Appendix: Financial Definitions for a full description. (2) Net of insurance reimbursement.

38 NHPREIT.com § For account information, including balances and the status of submitted paperwork, please call us at 1-888-796-2490 § Financial Advisors may view client accounts at www.computershare.com/ advisorportal § Shareholders may access their accounts at www.computershare.com/hti 38